Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO RULE 13a-14(b) OF THE
SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND 18 U.S.C. SECTION 1350, AS
ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Harvey Kanter, Chief Executive Officer of Blue Nile, Inc. (the “Company”), in compliance with Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that, to the best of my knowledge:

(1)	the Company’s quarterly report on Form 10-Q for the period ended October 2, 2016 fully complies with the requirements of Section 13(a) of the Exchange Act; and

(2)	the information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.
In Witness Whereof, the undersigned has set his hand hereto as of the ninth day of November 2016.

/s/ Harvey S. Kanter
Harvey S. Kanter
Chief Executive Officer
This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Blue Nile, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.